DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

Registration No. 811-03363
FORM N-SAR
Semi-Annual Period Ended June 30, 2011

SUB-ITEM 77D: Policies with respect to security investments

On November 17, 2010, the Board of Trustees of Delaware Group Limited-Term Government
Funds (the "Registrant") voted to approve changes related to the Delaware Limited-Term
Diversified Income Fund's (the "Fund") investment strategy in foreign securities. The changes to the Fund's investment strategies are incorporated herein by reference to the supplements dated
December 2, 2010 to the Registrant's prospectuses for the Fund dated April 30, 2010, as filed with the Securities and Exchange Commission (SEC Accession No. 0001450791-10-000212) and
(SEC Accession No. 0001450791-10-000214).
WS: MFG_Philadelphia: 852256: v1
WS: MFG_Philadelphia: 852256: v1